                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 2001, included in Kupper Parker Communications, Incorporated's Form 10-KSB for the year ended October 31, 2000, and to all references to our Firm included in this registration statement.




                                                         /s/ Arthur Andersen LLP



St. Louis, Missouri,
  August 2, 2001